EXHIBIT 10.21b




              FIRST AMENDMENT TO THE UNITED ILLUMINATING COMPANY
                       PHANTOM STOCK OPTION AGREEMENT


     This FIRST AMENDMENT, made as of the close of business on the 20th day of July, 2000, to the Phantom Stock Option Agreement, made as of the 23rd day of February, 1998, (the "Agreement") between THE UNITED ILLUMINATING COMPANY, a Connecticut corporation, (the "Company") and NATHANIEL D. WOODSON, an individual, (the "Executive"),

                                 WITNESSETH THAT:

(1) The Company and the Executive hereby agree to amend the Agreement as set forth in Sections (2) and (3) below.

(2)  Section 3 is amended to read as follows:

     3. Payment Upon  Exercise.  On each date that the Executive or his personal
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     representative  exercises  one or more  Options,  the Company  shall become obligated to pay the Executive or his personal representative, in cash, an amount equal to the excess of the fair market value of the Common Stock of UIL Holdings Corporation on that date over the Exercise Price, multiplied by the number of options exercised. "Fair market value" shall be the average of the high and low sale prices of shares of the Common Stock of UIL Holdings Corporation on the New York Stock Exchange composite tape on the exercise date or, if there is no sale on such date, then such average price on the last previous day on which at least one sale shall have been reported. The Company shall discharge each payment obligation to the Executive or his personal representative on or before the second business day following the exercise date.

(3)  Section 6 is amended to read as follows:

     6. Adjustments. In the event of a recapitalization, reclassification, stock
        -----------
     split, stock dividend, combination of shares, or any other similar change in the capital structure of UIL Holdings Corporation, an appropriate adjustment shall be made in the number and or kind of shares covered by the Options and/or in the Exercise Price of the Options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Options shall be assumed by the surviving or continuing corporation.

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(4)  All the terms and conditions of the Agreement,  as amended hereby,  are and shall remain in full force and effect.

(5) This First Amendment to the Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one in the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

THE UNITED ILLUMINATING COMPANY            ATTEST:



By  /s/ Albert N. Henricksen                 /s/ Susan E. Allen
    ----------------------------      -------------------------------------
    Albert N. Henricksen                         Susan E. Allen
    Its Group Vice President          Its Vice President Investor Relations
    Support Services                  and Corporate Secretary




    /s/ Nathaniel D. Woodson
    ----------------------------
        Nathaniel D. Woodson



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